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                                                                     EXHIBIT 5.1

                     [ERVIN, COHEN, & JESSUP LLP LETTERHEAD]

                                   May 7, 2002

                                                        Our File No.
                                                           736-391

Newpark Resources, Inc.
3850 North Causeway Boulevard
Suite 1770
Metairie, LA 70002

         RE:      REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

         We have acted as counsel to Newpark Resources, Inc., a Delaware corporation ("NEWPARK"), in connection with Newpark's Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") being filed with the Securities and Exchange Commission under the Securities Act of 1933. The Registration Statement covers the issuance by Newpark of up to an aggregate of 2,000,000 shares of Newpark's common stock (the "SHARES").

         In giving this opinion, we have reviewed Newpark's Certificate of Incorporation, Bylaws and corporate proceedings, and such other documents as we have felt necessary or appropriate in order to render the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures, the conformity with originals of all documents submitted to us as copies, the authenticity of the originals of such copies, the legal capacity of all natural persons and that the documents submitted to us for our review have not been and will not be altered, amended or repealed in any respect material to our opinions as stated herein.

         Based upon the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Board of Directors of Newpark and, when issued in accordance with the terms of the Registration Statement, including the exhibits thereto, the Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus filed as a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Ervin, Cohen & Jessup LLP

                                       Ervin, Cohen & Jessup LLP